Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of The Wornick Company of our report dated March 29, 2004, except for Note 14 and Note 15, for which the date is May 4, 2004, and for Note 13, for which the date is June 30, 2004, relating to the financial statements of The Wornick Company, which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
September 24, 2004